Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001-3980
D: +1 202.220.8412
F: +1 202.637.3593
ericsimanek@
eversheds-sutherland.us

January 26, 2023
VIA EDGAR

ETF Managers Trust
30 Maple Street, 2nd Floor
Summit, NJ 07901

Re:	ETF Managers Trust (the “Trust”) File Nos. 333-182274 and 811-22310 Post-Effective Amendment No. 154
Ladies and Gentlemen:
We hereby consent to the reference to our name under the captions “Legal Counsel” in each Prospectus and Statement of Additional Information filed as part of Post-Effective Amendment No. 154 to the Trust’s Registration Statement on Form N-1A with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Sincerely,

/s/ Eric Simanek

Eric Simanek

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.

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